PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 67 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                       Dated August 19, 2003
                                                                 Rule 424(b)(3)

                                  $20,000,000
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                           -------------------------
                        BRIDGES(SM) due August 30, 2009
    Based on the Value of Common Stock of Fifteen Companies in the Financial
                               Services Industry

Unlike ordinary debt securities, the BRIDGES do not pay interest. Instead, the BRIDGES will pay at maturity the principal amount of $10, plus a supplemental redemption amount if the average value of a basket of shares of common stock of fifteen companies in the financial services industry, which we refer to as the basket stocks, as determined on five specified determination dates during the life of the BRIDGES, exceeds the initial value of the basket stocks. The basket stocks are the common stock of The Allstate Corporation, American International Group, Inc., Bank of America Corporation, Bank One Corporation, Berkshire Hathaway Inc. (Class B), Citigroup Inc., Fifth Third Bancorp, FleetBoston Financial Corporation, J.P. Morgan Chase & Co., MetLife, Inc., Prudential Financial, Inc., U.S. Bancorp, Wachovia Corporation, Washington Mutual, Inc. and Wells Fargo & Company.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the basket is equally-weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on August 19, 2003, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock or for adjustments relating to the basket.

o At maturity, you will receive per BRIDGES the principal amount of $10 plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, of the final average basket value over the initial basket value times (iii) 108%.

     o The final average basket value will equal the arithmetic average of the basket values on August 30, 2005, August 30, 2006, August 30, 2007, August 30, 2008 and August 27, 2009.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o If the final average basket value is less than or equal to the initial basket value, you will receive only the principal amount of the BRIDGES at maturity and will not receive any supplemental redemption amount.

o Investing in the BRIDGES is not equivalent to investing in the basket or any of the individual basket stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o The BRIDGES have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the BRIDGES is "MBK."

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-7.

                           -------------------------
                             PRICE $10 PER BRIDGES
                           -------------------------

                                   Price to        Agent's        Proceeds to
                                    Public       Commissions        Company
                                  ----------    -------------    -------------

Per BRIDGES.....................     $10             $.325          $9.675
Total........................... $20,000,000       $650,000       $19,350,000


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the BRIDGES and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of fifteen companies in the financial services industry. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value (as defined herein) over the initial basket value.

     "BRIDGES" is a licensed service mark of ours.

Each BRIDGES costs $10        We, Morgan Stanley, are offering you BRIDGES due
                              August 30, 2009 Based on the Value of Common
                              Stock of Fifteen Companies in the Financial
                              Services Industry. The basket stocks are the common stocks of The Allstate Corporation, American International Group, Inc., Bank of
                              America Corporation, Bank One Corporation,
                              Berkshire Hathaway Inc. (Class B), Citigroup
                              Inc., Fifth Third Bancorp, FleetBoston Financial
                              Corporation, J.P. Morgan Chase & Co., MetLife,
                              Inc., Prudential Financial, Inc., U.S. Bancorp,
                              Wachovia Corporation, Washington Mutual, Inc. and
                              Wells Fargo & Company. The principal amount and issue price of each BRIDGES is $10.

The initial basket value      At the initial offering of the BRIDGES, the
equals $10                    basket is equally-weighted, and the initial
                              basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on August 19, 2003, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock or for adjustments relating to the basket. See
                              "Basket stocks" below.

Payment at maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will receive the principal amount of $10 per BRIDGES, plus a supplemental redemption amount if the final average basket value is greater than the initial basket value. The final average basket value will be the arithmetic average of the basket values on each of the five determination dates during the life of the BRIDGES.

                                        100% Principal Protection

                              At maturity, we will pay you $10, plus the supplemental redemption amount, if any.

                                    The Supplemental Redemption Amount

                              The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, of the final average basket value over the initial basket value times
                              (iii) 108%. If the final average basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                                 Supplemental               (Final Average Basket Value - Initial Basket Value)
                                  Redemption    = $10  x  -------------------------------------------------------  x 108%
                                    Amount                                Initial Basket Value

                              where,
                                Initial Basket
                                Value         =  $10

                                Final Average    the arithmetic average of the
                                Basket Value  =  basket values on each of the
                                                 determination dates as
                                                 calculated by the calculation
                                                 agent on the final
                                                 determination date

                                Basket Value  =  the sum of the products of the
                                                 closing price and the exchange
                                                 ratio for each basket stock on
                                                 any date, as determined by the
                                                 calculation agent

                                Determination    August 30, 2005, August 30,
                                Dates         =  2006, August 30, 2007, August
                                                 30, 2008 and August 27, 2009,
                                                 in each case subject to
                                                 adjustment in the event of
                                                 certain market disruption
                                                 events

                              If a market disruption event occurs on the final determination date, the maturity date of the BRIDGES will be postponed to the second scheduled trading day following that final determination date as postponed.

                              If the final average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. The payment to you of the principal amount and the supplemental redemption amount, if any, upon maturity of the BRIDGES will be determined in U.S. dollars.

                              You can review the historical prices of each of the basket stocks and a graph of historical basket values based on the exchange ratios determined as of August 19, 2003 in the section of this pricing supplement called "Description of BRIDGES--Historical Information."

Basket stocks                 The basket is composed of the common stocks of
                              fifteen companies in the financial services industry. The issuers of the basket stocks are among the largest banks and insurance companies based in the United States. The following table sets forth the issuer of each basket stock, the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket:

                                                                                                              Initial    Initial
                                                                              Proportion                     Price of   Value per
                                      Issuer of          Ticker               of Initial                      Basket      Basket
                                     Basket Stock        Symbol   Exchange   Basket Value   Exchange Ratio     Stock      Stock
                                     ------------        ------   --------   ------------   --------------   --------   ---------
                              The Allstate Corporation     ALL      NYSE        1/15th        .018508236       $36.02     $.66667
                              American International
                                  Group, Inc.              AIG      NYSE        1/15th        .010582011       $63.00     $.66667
                              Bank of America
                                  Corporation              BAC      NYSE        1/15th        .008209170       $81.21     $.66667
                              Bank One Corporation         ONE      NYSE        1/15th        .016670834       $39.99     $.66667
                              Berkshire Hathaway Inc.     BRKb      NYSE        1/15th        .000263671     $2,528.40    $.66667
                              Citigroup Inc.                C       NYSE        1/15th        .015011634       $44.41     $.66667
                              Fifth Third Bancorp         FITB     NASDAQ       1/15th        .011803588       $56.48     $.66667
                              FleetBoston Financial
                                  Corporation              FBF      NYSE        1/15th        .021750952       $30.65     $.66667
                              J.P. Morgan Chase &
                                  Co.                      JPM      NYSE        1/15th        .019493177       $34.20     $.66667
                              MetLife, Inc.                MET      NYSE        1/15th        .022941042       $29.06     $.66667
                              Prudential Financial,
                                  Inc.                     PRU      NYSE        1/15th        .018027763       $36.98     $.66667
                              U.S. Bancorp                 USB      NYSE        1/15th        .027835769       $23.95     $.66667
                              Wachovia Corporation         WB       NYSE        1/15th        .015213753       $43.82     $.66667
                              Washington Mutual, Inc.      WM       NYSE        1/15th        .016737802       $39.83     $.66667
                              Wells Fargo & Company        WFC      NYSE        1/15th        .013232764       $50.38     $.66667

                              The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $.66667, or one-fifteenth, of the $10 initial basket value based on the closing prices of the basket stocks on August 19, 2003, the day we offered the BRIDGES for initial sale to the public.

                              The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted. The exchange ratio for any basket stock will be adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement called "Description of BRIDGES--Adjustments to the Exchange Ratios." In addition, the exchange ratio for each basket stock and the composition of the basket will be adjusted if a merger or other business combination is publicly announced between us or one of our affiliates and one of the issuers of the basket stocks, and upon consummation of such transaction, we or one of our affiliates would likely become an affiliate of such issuer. Following that announcement, the basket stock of that issuer will be removed from the basket, and the value of that removed basket stock will be evenly distributed among the remaining basket stocks. To effect the basket adjustment, the exchange ratio of each remaining basket stock will be increased by a number of shares, or fraction of a share, of each basket stock with a value equal to its pro rata portion of the value, per BRIDGES, of the removed basket stock. See the section of this pricing supplement called "Description of BRIDGES--Basket Adjustment Upon Specified Reorganization Events."

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each determination date, the final average basket value, the percentage change in the value of the basket and the supplemental redemption amount, if any, you will receive at maturity and determine what, if any, adjustments should be made to the exchange ratios or the basket to reflect certain corporate and other events, whether we or one of our affiliates would likely become an affiliate of an issuer of a basket stock as a result of a transaction with that issuer and whether a market disruption event has occurred.

The BRIDGES will be           The BRIDGES will be treated as "contingent
treated as contingent         payment debt instruments" for U.S. federal income
payment debt                  tax purposes, as described in the section of this
instruments for U.S.          pricing supplement called "Description of
federal income tax            BRIDGES--United States Federal Income Taxation."
purposes                      Under this treatment, if you are a U.S. taxable
                              investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                              "Description of BRIDGES--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

Where you can find            The BRIDGES are senior notes issued as part of
more information on           our Series C medium-term note program. You can
the BRIDGES                   find a general description of our Series C
                              medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate
                              Notes" and "--Notes Linked to Commodity Prices,
                              Single Securities, Baskets of Securities or
                              Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket-linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt          The terms of the BRIDGES differ from those of
securities, BRIDGES do not    ordinary debt securities in that we will not pay
pay interest                  interest on the BRIDGES. Because the supplemental
                              redemption amount due at maturity may equal zero, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.
                              The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

BRIDGES may not pay           If the final average basket value is less than or
more than the principal       equal to $10, you will receive only the principal
amount at maturity            amount of $10 for each BRIDGES you hold at
                              maturity.

BRIDGES may not               There may be little or no secondary market for
be actively traded            the BRIDGES. Although the BRIDGES have been
                              approved for listing on the American Stock
                              Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the BRIDGES will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
BRIDGES will be influenced    control, will influence the value of the BRIDGES,
by many unpredictable         including:
factors
                              o    the market price and relative performance of
                                   each of the basket stocks at any time and, in particular, on the specified determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in value) of each of the basket stocks

                              o    the dividend rate on each of the basket
                                   stocks

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final average basket value

                              o    the time remaining until the BRIDGES mature

                              o    our creditworthiness

                              o the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or an adjustment to the basket

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

Changes in the value of one   Price movements in the basket stocks may not
or more of the basket stocks  correlate with each other. At a time when the
may offset each other         value of one or more of the basket stocks
                              increases, the value of one or more of the other basket stocks may not increase as much or may even decline in value. Therefore, in calculating the basket value on a determination date, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2000 through August 19,
                              2003 and a graph of historical basket values for the period from December 21, 2001 through August
                              19, 2003 in this pricing supplement under "Description of BRIDGES--Historical Information."
                              You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on their historical performance. In addition, there can be no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES is   Because the final average basket value is based
not equivalent to investing   on the closing value of the basket stocks on the
in the basket stocks          five determination dates during the term of the
                              BRIDGES, it is possible for the final average basket value to be lower than $10 even if the basket closing value at maturity is higher than $10. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

There are risks associated    The performance of the BRIDGES is dependent upon
with a sector investment      the performance of fifteen issuers in a
                              particular sector of the economy-namely, the financial services industry. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers. In particular, the value of the basket stocks and the BRIDGES may be affected by the outbreak, continuation, escalation or cessation of international conflicts or terrorist acts.

Basket stock prices are       The trading prices of common stocks of companies
volatile                      in the financial services industry have been and
                              are likely to continue to be volatile.
                              Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the annual determination dates and the overall performance of the basket stocks over the term of the BRIDGES.

Several factors have had,     Companies in the financial services industry
and may in the future have,   depend upon activity in the financial markets and
a negative effect on the      the health of the economy generally for their
sales and profitability of    revenues. Factors that directly or indirectly
companies in the financial    impact the sales and profitability of companies
services industry             in the financial services industry include the
                              following:

                              o    the performance and volatility of the
                                   financial markets;

                              o interest rate, inflation rate and currency fluctuations;

                              o the rate of unemployment and other economic indicators;

                              o unpredictable catastrophic events, including terrorist attacks and natural disasters;

                              o    military conflicts, and the threat of
                                   military conflict;

                              o fiscal and/or monetary policies of various governments, in particular the United States, the European Union and Japan;

                              o the political or economic environment of different regions or countries; and

                              o regulatory and legal developments to which the issuers of the basket stocks are subject or affecting the industries in which they operate, such as changes to regulatory capital and accounting rules, tax policies and anti-money laundering laws.

                              Market fluctuations, as well as war, the threat of war or interest rate or currency rate fluctuations, may decrease the market price of financial services stocks. For example, there can be no assurance that the continuing military presence in Iraq or acts of war or terrorists attacks will not have a negative effect on the market price of financial services stocks. The market prices of financial services stocks can also be affected by announcements by competitors of the issuers of the basket stocks of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

The basket stocks are not     Although the issuers of the basket stocks have
necessarily representative    been selected from the banking and insurance
of the financial services     segments of the financial services industry, the
industry                      performance of the basket may not correlate with
                              the performance of the entire banking or insurance segments. The basket may decline in value even if either or both segments rise in value. Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in some or any aspects of the financial services industry.
                              Subject to antidilution adjustments for specific corporate events relating to a particular issuer, or a basket adjustment in the event of a public announcement of a merger or other business combination between us or one of our affiliates and one of the issuers of the basket stocks, the basket is a static basket, and the basket stocks will not vary even if one or more of the issuers of the basket stocks are no longer involved in the financial services industry.

Industry consolidation and    The financial services industry in recent years
other corporate events may    has undergone considerable consolidation, which
alter the composition of      may continue during the life of the BRIDGES.
the basket                    Other than as specified in this pricing
                              supplement, if the issuer of a basket stock is acquired in a stock-for-stock transaction, the acquiring company will assume that basket stock's place in the basket, including if the acquiror is already in the basket. Consequently, consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company. The effect on the basket and the exchange ratios of consolidation transactions and other reorganization events with respect to the basket stocks is described in paragraph 5 under "Description of BRIDGES--Adjustments to the Exchange Ratios" and "--Basket Adjustment Upon
                              Specified Reorganization Events."

Morgan Stanley is not         We are not affiliated with any of the issuers of
affiliated with the issuers   the basket stocks, and the issuers of the basket
of the basket stocks          stocks are not involved in the offering of the
                              BRIDGES in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interest as an investor in these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with one or more of
involving one or more of      the issuers of the basket stocks without regard
the issuers of the basket     to your interests, including extending loans to,
stocks without regard to      or making equity investments in, one or more of
your interests                the issuers of the basket stocks or their
                              affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as overweight, equal-weight or underweight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no                   Investing in the BRIDGES is not equivalent to
shareholder rights            investing in the basket stocks. As an investor in
                              the BRIDGES, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      exchange ratio for a basket stock for certain
required to make do not       events affecting the basket stock, such as stock
cover every corporate event   splits and stock dividends and certain other
that could affect the basket  corporate actions involving the issuer of the
stocks                        basket stock, such as mergers. However, the
                              calculation agent will not make an adjustment for every corporate event that could affect the basket stocks. For example, the calculation agent will not make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the BRIDGES may be materially and adversely affected.

                              If a merger or other business combination is publicly announced between us or one of our affiliates and one of the issuers of the basket stocks, following that announcement, the basket stock of that issuer will be removed from the basket and the calculation agent will evenly distribute the value of that removed basket stock among the remaining basket stocks.

                              The removal of any basket stock will result in an increased weighting for each of the remaining basket stocks and may adversely affect the value of your BRIDGES.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              BRIDGES. As calculation agent, MS & Co. will calculate the final average basket value, the percentage change in the value of the basket and the supplemental redemption amount, if any, you will receive at maturity and determine what adjustments should be made, if any, to the exchange ratio for each basket stock or to the basket to reflect certain corporate and other events, whether we or one of our affiliates would likely become an affiliate of an issuer of a basket stock as a result of a transaction with that issuer and whether a market disruption event has occurred. Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of BRIDGES--Market Disruption Event," "--Adjustments to the Exchange Ratios" and "--Basket Adjustment
                              Upon Specified Reorganization Events."

Hedging and trading activity  MS & Co. and other affiliates of ours have by the calculation agent and  carried out, and will continue to carry out,
its affiliates could          hedging activities related to the BRIDGES,
potentially affect the value  including trading in the basket stocks as well as
of the BRIDGES                in other instruments related to the basket stocks
                              or the financial services industry. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the prices of the basket stocks, and, therefore, the prices at which the basket stocks, on average, must close on the determination dates before you would receive at maturity a payment that exceeds the principal amount of the BRIDGES.
                              Additionally, such hedging or trading activities during the term of the BRIDGES could potentially affect the prices of the basket stocks on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The BRIDGES will be           You should also consider the U.S. federal income
treated as contingent         tax consequences of investing in the BRIDGES. The
payment debt instruments for  BRIDGES will be treated as "contingent payment
U.S. federal income tax       debt instruments" for U.S. federal income tax
purposes                      purposes, as described in the section of this
                              pricing supplement called "Description of
                              BRIDGES--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                              "Description of BRIDGES--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due August 30, 2009 Based on the Value of Common Stock of Fifteen Companies in the Financial Services Industry. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount............  $20,000,000

Original Issue Date (Settlement Date).  August 22, 2003

Maturity Date.........................  August 30, 2009, subject to extension in accordance with the following
                                        paragraph in the event of a Market
                                        Disruption Event on the final
                                        Determination Date for calculating the
                                        Final Average Basket Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date will be the second scheduled
                                        Trading Day following that final
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................  61748A122

Minimum Denominations.................  $10

Issue Price...........................  $10 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, upon delivery of the
                                        BRIDGES to the Trustee, we will pay
                                        with respect to the $10 principal
                                        amount of each BRIDGES an amount in
                                        cash equal to $10 plus the Supplemental
                                        Redemption Amount, if any. The
                                        Calculation Agent will calculate the
                                        Maturity Redemption Amount on the final
                                        Determination Date.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee, on which
                                        notice the Trustee may conclusively
                                        rely, and to the Depositary, which we
                                        refer to as DTC, of the Maturity
                                        Redemption Amount, on or prior to 10:30
                                        a.m. on the Trading Day preceding the
                                        Maturity Date (but if such Trading Day
                                        is not a Business Day, prior to the
                                        close of business on the Business Day
                                        preceding the Maturity Date), and (ii)
                                        deliver the aggregate cash amount due
                                        with respect to the BRIDGES to the
                                        Trustee for delivery to DTC, as holder
                                        of the BRIDGES, on the Maturity Date.
                                        We expect such amount of cash will be
                                        distributed to investors on the
                                        Maturity Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "-Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Basket Stocks.........................  The Basket Stocks are the stocks of the fifteen issuers set forth in the table
                                        below. The table also indicates the
                                        ticker symbol for each Basket Stock,
                                        the exchange on which each Basket Stock
                                        is listed, the proportion of the
                                        Initial Basket Value represented by the
                                        shares of each Basket Stock contained
                                        in the Basket, the Exchange Ratio with
                                        respect to each Basket Stock, the
                                        initial price of each Basket Stock used
                                        to calculate its Exchange Ratio and the
                                        value of the fractional share of each
                                        Basket Stock contained in the Basket.

                                                                                       Proportion               Initial     Initial
                                                                                       of Initial               Price of   Value per
                                        Issuer of                   Ticker               Basket     Exchange     Basket     Basket
                                        Basket Stock                Symbol   Exchange    Value       Ratio       Stock       Stock
                                        ------------                ------   --------  ----------  ----------   --------   ---------
                                        The Allstate Corporation      ALL       NYSE     1/15th    .018508236     $36.02    $.66667
                                        American International
                                            Group, Inc.               AIG       NYSE     1/15th    .010582011     $63.00    $.66667
                                        Bank of America
                                            Corporation               BAC       NYSE     1/15th    .008209170     $81.21    $.66667
                                        Bank One Corporation          ONE       NYSE     1/15th    .016670834     $39.99    $.66667
                                        Berkshire Hathaway Inc.      BRKb       NYSE     1/15th    .000263671   $2,528.40   $.66667
                                        Citigroup Inc.                 C        NYSE     1/15th    .015011634     $44.41    $.66667
                                        Fifth Third Bancorp          FITB      NASDAQ    1/15th    .011803588     $56.48    $.66667
                                        FleetBoston Financial
                                            Corporation               FBF       NYSE     1/15th    .021750952     $30.65    $.66667
                                        J.P. Morgan Chase & Co.       JPM       NYSE     1/15th    .019493177     $34.20    $.66667
                                        MetLife, Inc.                 MET       NYSE     1/15th    .022941042     $29.06    $.66667
                                        Prudential Financial, Inc.    PRU       NYSE     1/15th    .018027763     $36.98    $.66667
                                        U.S. Bancorp                  USB       NYSE     1/15th    .027835769     $23.95    $.66667
                                        Wachovia Corporation          WB        NYSE     1/15th    .015213753     $43.82    $.66667
                                        Washington Mutual, Inc.       WM        NYSE     1/15th    .016737802     $39.83    $.66667
                                        Wells Fargo & Company         WFC       NYSE     1/15th    .013232764     $50.38    $.66667

Basket................................  The Basket is initially composed of the common stock of fifteen companies in
                                        the financial services industry, which
                                        are among the largest banks and
                                        insurance companies based in the United
                                        States, and consists of a number of
                                        shares of each Basket Stock equal to
                                        the Exchange Ratio with respect to such
                                        Basket Stock. On the date of this
                                        pricing supplement, the Basket is
                                        equally weighted among the Basket
                                        Stocks. The issuers of the Basket
                                        Stocks have varying market
                                        capitalizations and have been selected
                                        from different segments of the
                                        financial services industry and related
                                        industries.

                                        The Exchange Ratio for each Basket
                                        Stock is a fraction of a share
                                        calculated so that each Basket Stock
                                        represents approximately $.66667, or
                                        one-fifteenth, of the Initial Basket
                                        Value based on the initial prices of
                                        the Basket Stocks used to calculate the
                                        Exchange Ratios for the Basket Stocks.

Exchange Ratio........................  The Exchange Ratio for each Basket
                                        Stock is set forth in the table under
                                        "--Basket Stocks" above and will remain
                                        constant for the term of the BRIDGES,
                                        subject to adjustment for certain
                                        corporate and other events relating to
                                        the issuer of that Basket Stock and for
                                        adjustments relating to the Basket. See
                                        "--Adjustments to the Exchange Ratios"
                                        and "--Basket Adjustment Upon Specified
                                        Reorganization Events" below.

Supplemental Redemption Amount........  The greater of (i) zero and (ii) the product of $10 times the Basket Percent
                                        Change times the Participation Rate.
                                        The Calculation Agent will calculate
                                        the Supplemental Redemption Amount on
                                        the final Determination Date.

Basket Percent Change.................  The Basket Percent Change is a
                                        fraction, the numerator of which will
                                        be the Final Average Basket Value minus
                                        the Initial Basket Value and the
                                        denominator of which will be the
                                        Initial Basket Value. The Basket
                                        Percent Change is described by the
                                        following formula:

                                    Final Average Basket Value - Initial Basket Value
                                    -------------------------------------------------
                                                  Initial Basket Value

Participation Rate....................  108%

Initial Basket Value..................  $10

Final Average Basket Value............  The arithmetic average of the Basket
                                        Values on each of the Determination
                                        Dates, as calculated by the Calculation
                                        Agent.

Basket Value..........................  The Basket Value on any date equals the sum of the products of the Market Price
                                        and the Exchange Ratio for each Basket
                                        Stock, each determined as of such date
                                        by the Calculation Agent.

Determination Dates...................  The Determination Dates will be August
                                        30, 2005, August 30, 2006, August 30,
                                        2007, August 30, 2008 and August 27,
                                        2009, in each such case subject to
                                        adjustment for Market Disruption Events
                                        or otherwise as described in the two
                                        following paragraphs.

                                        If any of the first four scheduled
                                        Determination Dates is not a Trading
                                        Day or if a Market Disruption Event
                                        occurs on any such date, such
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event has occurred on
                                        each of the five Trading Days
                                        immediately succeeding any of the first
                                        four scheduled Determination Dates,
                                        then such fifth succeeding Trading Day
                                        will be deemed to be the relevant
                                        Determination Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day.

                                        If August 27, 2009 (the final scheduled
                                        Determination Date) is not a Trading
                                        Day or if there is a Market Disruption
                                        Event on such day, the final
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Market Price..........................  If a Basket Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of such
                                        Basket Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day
                                        on the principal United States
                                        securities exchange registered under
                                        the Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), on which
                                        such Basket Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if such Basket Stock
                                        (or such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for such Basket Stock
                                        (or any such other security) obtained
                                        from as many dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. (the "NYSE"), the AMEX,
                                        the Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The BRIDGES will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the BRIDGES. Your
                                        beneficial interest in the BRIDGES will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the BRIDGES, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to any
                                        Basket Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            such Basket Stock on the primary
                                            market for such Basket Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            such Basket Stock as a result of
                                            which the reported trading prices
                                            for such Basket Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to such
                                            Basket Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in such Basket Stock with
                                            respect to the BRIDGES.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations will constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on any
                                        Basket Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to such
                                        Basket Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to any Basket Stock are traded
                                        will not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Calculation in Case
of an Event of Default ...............  In case an event of default with respect to the BRIDGES shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each
                                        BRIDGES upon any acceleration of the
                                        BRIDGES (the "Acceleration Amount")
                                        will be equal to $10 plus the
                                        Supplemental Redemption Amount, if any,
                                        determined as though the Basket Value
                                        for any Determination Date scheduled to
                                        occur on or after such date of
                                        acceleration were the Basket Value on
                                        the date of acceleration.

                                        If the maturity of the BRIDGES is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        Acceleration Amount and the aggregate
                                        cash amount due with respect to the
                                        BRIDGES as promptly as possible and in
                                        no event later than two Business Days
                                        after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio for each Basket Stock
                                        (including any adjustment described
                                        under "--Basket Adjustment Upon
                                        Specified Reorganization Events"
                                        below), the Final Average Basket Value
                                        and the Supplemental Redemption Amount,
                                        if any, will be rounded to the nearest
                                        one billionth, with five ten-billionths
                                        rounded upward (e.g., .8765432105 would
                                        be rounded to .876543211); all dollar
                                        amounts related to determination of the
                                        amount of cash payable per BRIDGES will
                                        be rounded to the nearest
                                        ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of BRIDGES will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the
                                        BRIDGES, including with respect to
                                        certain determinations and judgments
                                        that the Calculation Agent must make in
                                        determining the Final Average Basket
                                        Value, the Basket Percent Change, the
                                        Supplemental Redemption Amount, what
                                        adjustments should be made to the
                                        Exchange Ratio with respect to a Basket
                                        Stock or to the Basket, whether we or
                                        one of our affiliates would likely
                                        become an affiliate of an issuer of a
                                        Basket Stock as a result of a
                                        transaction with that issuer or whether
                                        a Market Disruption Event has occurred.
                                        See "--Adjustments to the Exchange
                                        Ratios" and "--Basket Adjustment Upon
                                        Specified Reorganization Events" below
                                        and "--Market Disruption Event" above.
                                        MS & Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Adjustments to the Exchange Ratios....  The Exchange Ratio with respect to a
                                        Basket Stock will be adjusted as
                                        follows:

                                        1. If a Basket Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio for such
                                        Basket Stock will be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        and the number of shares issued in such
                                        stock split or reverse stock split with
                                        respect to one share of such Basket
                                        Stock.

                                        2. If a Basket Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of such Basket Stock)
                                        that is given ratably to all holders of
                                        shares of such Basket Stock or (ii) to
                                        a distribution of such Basket Stock as
                                        a result of the triggering of any
                                        provision of the corporate charter of
                                        the issuer of such Basket Stock, then
                                        once the dividend has been declared and
                                        the Basket Stock is trading ex-
                                        dividend, the Exchange Ratio for such
                                        Basket Stock will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of such Basket
                                        Stock and (ii) the prior Exchange Ratio
                                        for such Basket Stock.

                                        3. There will be no adjustments to any
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to a Basket Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to a
                                        Basket Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock by an amount equal to at
                                        least 10% of the Market Price of such
                                        Basket Stock (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) on the
                                        Trading Day preceding the "ex-dividend
                                        date" (that is, the day on and after
                                        which transactions in such Basket Stock
                                        on an organized securities exchange or
                                        trading system for such Basket Stock no
                                        longer carry the right to receive that
                                        cash dividend or other cash
                                        distribution) for the payment of such
                                        Extraordinary Dividend. If an
                                        Extraordinary Dividend occurs with
                                        respect to a Basket Stock, the Exchange
                                        Ratio with respect to such Basket Stock
                                        will be adjusted on the ex-dividend
                                        date with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price of the Basket Stock on the
                                        Trading Day preceding the ex-dividend
                                        date, and the denominator of which is
                                        the amount by which the Market Price of
                                        the Basket Stock on the Trading Day
                                        preceding the ex-dividend date exceeds
                                        the Extraordinary Dividend Amount. The
                                        "Extraordinary Dividend Amount" with
                                        respect to an Extraordinary Dividend
                                        for a Basket Stock will equal (i) in
                                        the case of cash dividends or other
                                        distributions that constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend minus the amount
                                        per share of the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket

                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        a Basket Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If an issuer of a Basket Stock
                                        issues rights or warrants to all
                                        holders of a Basket Stock to subscribe
                                        for or purchase such Basket Stock at an
                                        exercise price per share less than the
                                        Market Price of such Basket Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        BRIDGES, then the Exchange Ratio for
                                        such Basket Stock will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio for such Basket Stock and a
                                        fraction, the numerator of which shall
                                        be the number of shares of such Basket
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of such Basket Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        such Basket Stock which the aggregate
                                        offering price of the total number of
                                        shares of such Basket Stock so offered
                                        for subscription or purchase pursuant
                                        to such rights or warrants would
                                        purchase at the Market Price on the
                                        expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Market
                                        Price.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        there occurs any reclassification or
                                        change of a Basket Stock, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by the
                                        issuer of such Basket Stock, (ii) the
                                        issuer of a Basket Stock or any
                                        surviving entity or subsequent
                                        surviving entity of the issuer of such
                                        Basket Stock (an "Issuer Successor")
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) any
                                        statutory exchange of securities of the
                                        issuer of a Basket Stock or any Issuer
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a
                                        Basket Stock is liquidated, (v) the
                                        issuer of a Basket Stock issues to all
                                        of its shareholders equity securities
                                        of an issuer other than the issuer of
                                        such Basket Stock (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of such Basket Stock. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of a Basket Stock are entitled to
                                        receive stock, other securities or
                                        other property or assets (including,
                                        without
                                        limitation, cash or other classes of
                                        securities of the issuer of such Basket
                                        Stock and including (x) in the case of
                                        the issuance of tracking stock, the
                                        reclassified share of the Basket Stock,
                                        (y) in the case of a Spin-off Event,
                                        the share of the Basket Stock with
                                        respect to which the spun-off security
                                        was issued and (z) in the case of any
                                        other Reorganization Event where the
                                        Basket Stock continues to be held by
                                        the holders receiving such
                                        distribution, the Basket Stock)
                                        (collectively, "Exchange Property")
                                        with respect to or in exchange for such
                                        Basket Stock, then in lieu of using the
                                        product of the Market Price and the
                                        Exchange Ratio for such Basket Stock to
                                        calculate the Basket Value on any date,
                                        the Calculation Agent will use the
                                        Exchange Property Value on such date.
                                        The Exchange Property Value at any date
                                        means (i) for any cash received per
                                        share of Basket Stock, the amount of
                                        cash received per share of Basket Stock
                                        as adjusted by the applicable Exchange
                                        Ratio for such Basket Stock on the date
                                        of such Reorganization Event, (ii) for
                                        any property other than cash or
                                        securities received in such
                                        distribution, the market value, as
                                        determined by the Calculation Agent, as
                                        of the date of receipt, of such
                                        Exchange Property received for each
                                        share of Basket Stock, as adjusted by
                                        the Exchange Ratio for such Basket
                                        Stock on the date of such
                                        Reorganization Event, (iii) for any
                                        security received in any such
                                        distribution, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Basket Stock, as adjusted by the
                                        Exchange Ratio for such Basket Stock on
                                        the date of the initial distribution of
                                        such Exchange Property (such
                                        as-adjusted quantity, a "New Exchange
                                        Ratio") and (iv) if the Exchange
                                        Property was distributed with respect
                                        to, rather than in exchange for, a
                                        Basket Stock, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, for such Basket Stock
                                        multiplied by the Exchange Ratio as of
                                        the date on which the Exchange Property
                                        Value is determined. Holders of BRIDGES
                                        will not receive any interest accrued
                                        on the cash component of any Exchange
                                        Property. Any New Exchange Ratio will
                                        also be subject to the adjustments set
                                        forth in paragraphs 1 through 5 hereof.
                                        No adjustment will be made pursuant to
                                        this paragraph 5 if a Reorganization
                                        Event would also constitute a Specified
                                        Reorganization Event defined under
                                        "--Basket Adjustment Upon Specified
                                        Reorganization Events."

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        If a Market Price for a Basket Stock is
                                        no longer available for a Basket Stock
                                        for whatever reason, including the
                                        liquidation of the issuer of such
                                        Basket Stock or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the value of
                                        such Basket Stock will equal zero for
                                        so long as no Market Price is
                                        available. There will be no
                                        substitution for any such Basket Stock.

                                        Other than as specified under "--Basket
                                        Adjustment Upon Specified
                                        Reorganization Events" below, no
                                        adjustment to the Exchange Ratio of a
                                        Basket Stock will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        of such Basket Stock then in effect.
                                        Adjustments to the Exchange Ratio of a
                                        Basket Stock will be made up to and
                                        including the final scheduled
                                        Determination Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any changes to the
                                        composition of the Basket and any
                                        adjustments to any Exchange Ratio upon
                                        written request by any investor in the
                                        BRIDGES.

Basket Adjustment Upon Specified
Reorganization Events.................  In the event of a public announcement by one of the parties to the relevant
                                        transaction that an issuer of a Basket
                                        Stock has entered into or is a party to
                                        a Reorganization Event described in
                                        clauses (ii), (iii), or (vi) (with
                                        respect to tender or exchange offers
                                        only) of paragraph 5 under
                                        "-Adjustments to the Exchange Ratios"
                                        above or other business combination (a
                                        "Specified Reorganization Event
                                        Announcement") with Morgan Stanley or
                                        any of its affiliates, and upon
                                        consummation of such transaction,
                                        Morgan Stanley or any of its affiliates
                                        would likely become an affiliate (as
                                        defined in Rule 405 under the
                                        Securities Act of 1933, as amended) of
                                        the issuer of that Basket Stock, as
                                        determined by the Calculation Agent in
                                        its sole discretion, that Basket Stock
                                        will be removed from the Basket (the
                                        "Removed Basket Stock") and the
                                        Exchange Ratio of each remaining Basket
                                        Stock will be adjusted as described in
                                        the following sentence. The Calculation
                                        Agent will, as of the close of trading
                                        on the Trading Day following the day of
                                        the Specified Reorganization Event
                                        Announcement (if such announcement is
                                        made after trading hours on a Trading
                                        Day or on a non-Trading Day, the
                                        announcement of such event will be
                                        deemed to have occurred on the next
                                        Trading Day), increase the Exchange
                                        Ratio of each remaining Basket Stock by
                                        a number of shares of such Basket Stock
                                        equal to the amount obtained by
                                        dividing (A) the quotient of (x) the
                                        product of the Market Price of the
                                        Removed Basket Stock and the Exchange

                                        Ratio of such Basket Stock, each
                                        determined by the Calculation Agent on
                                        such Trading Day, divided by (y) the
                                        number of remaining Basket Stocks by
                                        (B) the Market Price of such Basket
                                        Stock on such Trading Day. The
                                        Calculation Agent will make, and will
                                        not reverse, this adjustment, even if
                                        the announced transaction is not
                                        consummated.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any increases to the
                                        Exchange Ratio for a Basket Stock in
                                        connection with a Specified
                                        Reorganization Event, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any changes to the
                                        composition of the Basket and any
                                        increases to the Exchange Ratios upon
                                        written request by any investor in the
                                        BRIDGES.

Basket Stocks; Public Information.....  All the issuers of Basket Stocks are registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by each of the issuers of
                                        the Basket Stocks pursuant to the
                                        Exchange Act can be located by
                                        reference to its respective Commission
                                        file number, set forth below. In
                                        addition, information regarding the
                                        issuers of the Basket Stocks may be
                                        obtained from other sources including,
                                        but not limited to, press releases,
                                        newspaper articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        The Allstate Corporation is engaged in
                                        the personal property and casualty
                                        insurance business and the life
                                        insurance, retirement and investment
                                        products business. Its Commission file
                                        number is 1-11840.

                                        American International Group, Inc. is
                                        engaged in a range of insurance and
                                        insurance-related activities in the
                                        United States and abroad, including
                                        general and life insurance operations,
                                        and financial services and retirement
                                        savings and asset management. Its
                                        Commission file number is 1-8787.

                                        Bank of America Corporation is a bank
                                        holding company and financial holding
                                        company providing a diversified range
                                        of banking and nonbanking financial
                                        services and products. Its Commission
                                        file number is 1-6523.

                                        Bank One Corporation is a multibank
                                        bank holding company and financial
                                        holding company providing domestic
                                        retail banking, finance and credit card
                                        services; worldwide commercial banking
                                        services; and trust and investment
                                        management services. Its Commission
                                        file number is 1-15323.

                                        Berkshire Hathaway Inc. is engaged in
                                        insurance businesses, conducted on a
                                        primary basis and reinsurance basis,
                                        and in the apparel, building products,
                                        finance and financial products, flight
                                        services, retail and other
                                        non-insurance businesses. Its
                                        Commission file number is 1-14905.

                                        Citigroup Inc. is a global financial
                                        services holding company, providing a
                                        range of financial services to consumer
                                        and corporate customers. Its Commission
                                        file number is 1-9924.

                                        Fifth Third Bancorp is a bank holding
                                        company engaged primarily in
                                        commercial, retail and trust banking,
                                        electronic payment processing services
                                        and investment advisory services. Its
                                        Commission file number is 0-8076.

                                        FleetBoston Financial Corporation is
                                        engaged in businesses including
                                        consumer and small business banking;
                                        commercial banking; commercial real
                                        estate lending; international banking;
                                        principal investing; securities
                                        brokerage, market-making and clearing
                                        services; investment services; and
                                        credit card services. Its Commission
                                        file number is 1-6366.

                                        J.P. Morgan Chase & Co. is a financial
                                        holding company engaged in investment
                                        banking, treasury and securities
                                        services, investment management and
                                        private banking, private equity
                                        investments and other financial
                                        services, such as home finance,
                                        cardmember services and auto finance.
                                        Its Commission file number is 1-5805.

                                        MetLife, Inc. provides insurance and
                                        other financial services to individual
                                        and institutional customers, including
                                        life insurance, annuities, automobile
                                        and property insurance and mutual funds
                                        to individuals and group insurance,
                                        reinsurance, retirement and savings
                                        products and services to corporations
                                        and other institutions. Its Commission
                                        file number is 1-15787.

                                        Prudential Financial, Inc. provides a
                                        range of insurance, investment
                                        management, securities and other
                                        financial products and services to
                                        individual and institutional customers.
                                        Its Commission file number is 1-16707.

                                        U.S. Bancorp provides a range of
                                        financial services, including lending
                                        and depository services, cash
                                        management, foreign exchange and trust
                                        and investment management services, and
                                        engages in credit card services,
                                        merchant and automated teller machine
                                        processing, mortgage banking,
                                        insurance, brokerage, leasing and
                                        investment banking. Its Commission file
                                        number is 1-6880.

                                        Wachovia Corporation is a financial
                                        holding company and a bank holding
                                        company providing a range of commercial
                                        and retail banking and trust services,
                                        and other financial services, including
                                        mortgage banking, credit card,
                                        investment banking, investment
                                        advisory, home equity lending,
                                        asset-based lending, leasing,
                                        insurance, international and securities
                                        brokerage services. Its Commission file
                                        number is 1-10000.

                                        Washington Mutual, Inc. operates in
                                        business segments including banking and
                                        financial services, home loans and
                                        insurance services and specialty
                                        finance. Its Commission file number is
                                        1-14667.

                                        Wells Fargo & Company engages in
                                        retail, commercial and corporate
                                        banking services and related financial
                                        services businesses, including
                                        wholesale banking, mortgage banking,
                                        consumer finance, equipment leasing,
                                        agricultural finance, commercial
                                        finance, securities brokerage and
                                        investment banking, insurance agency
                                        services, computer and data processing
                                        services, trust services,
                                        mortgage-backed securities servicing
                                        and venture capital investment. Its
                                        Commission file number is 1-2979.

                                        This pricing supplement relates only to
                                        the BRIDGES offered hereby and does not
                                        relate to the Basket Stocks or other
                                        securities of the issuers of the Basket
                                        Stocks. We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding the issuers of the Basket
                                        Stocks from the publicly available
                                        documents described in the preceding
                                        paragraphs. Neither we nor the Agent
                                        has participated in the preparation of
                                        such documents or made any due
                                        diligence inquiry with respect to the
                                        issuers of the Basket Stocks in
                                        connection with the offering of the
                                        BRIDGES. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding the issuers of the Basket
                                        Stocks is accurate or complete.
                                        Furthermore, we cannot give any
                                        assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraphs) that would affect
                                        the trading prices of the Basket Stocks
                                        (and therefore the Exchange Ratios)
                                        have been publicly disclosed.
                                        Subsequent disclosure of any such
                                        events or the disclosure of or failure
                                        to disclose material future events
                                        concerning the issuers of the Basket
                                        Stocks could affect the payout you
                                        receive on the BRIDGES.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of any of the Basket
                                        Stocks or the Basket as a whole.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with the issuers of the Basket Stocks,
                                        including extending loans to, or making
                                        equity investments in, the issuers of
                                        the Basket Stocks or providing advisory
                                        services to the issuers of the Basket
                                        Stocks, such as merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to the issuers of the Basket

                                        Stocks, and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to the issuers of the Basket Stocks.
                                        The statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of the investors in the
                                        BRIDGES under the securities laws. As a
                                        prospective investor in a BRIDGES, you
                                        should undertake an independent
                                        investigation of the issuers of the
                                        Basket Stocks as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in the Basket Stocks.

Historical Information................  The following tables set forth the published high and low Market Prices
                                        for each Basket Stock during 2000,
                                        2001, 2002 and during 2003 through
                                        August 19, 2003. The Market Price of
                                        each Basket Stock on August 19, 2003 is
                                        set forth above under "-Basket Stocks."
                                        We obtained the information in the
                                        tables below from Bloomberg Financial
                                        Markets, and we believe such
                                        information to be accurate.

                                        The historical prices of the Basket
                                        Stocks should not be taken as an
                                        indication of future performance, and
                                        no assurance can be given as to the
                                        level of the Basket Stocks on any
                                        Determination Date. The value of the
                                        Basket Stocks may be lower on the
                                        Determination Dates than on the date of
                                        this pricing supplement so that you
                                        will receive only the $10 principal
                                        amount of the BRIDGES at maturity. We
                                        cannot give you any assurance that the
                                        average value of the Basket Stocks on
                                        the Determination Dates will be higher
                                        than $10.

                                        The Allstate Corporation                High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 020002101)
                                        2000
                                        First Quarter....................     $   24.81    $   17.75     $     .15
                                        Second Quarter...................         30.00        20.38           .17
                                        Third Quarter....................         34.75        23.31           .17
                                        Fourth Quarter...................         44.00        31.44           .17
                                        2001
                                        First Quarter....................         42.00        34.75           .17
                                        Second Quarter...................         45.21        40.75           .19
                                        Third Quarter....................         44.49        31.75           .19
                                        Fourth Quarter...................         37.60        31.02           .19
                                        2002
                                        First Quarter....................         37.77        31.56           .19
                                        Second Quarter...................         41.06        36.39           .21
                                        Third Quarter....................         38.74        33.77           .21
                                        Fourth Quarter...................         41.32        33.41           .21
                                        2003
                                        First Quarter....................         38.49        30.68           .21
                                        Second Quarter...................         38.41        34.19           .23
                                        Third Quarter (through
                                           August 19, 2003)..............         39.29        35.89             -

                                            American International
                                                   Group, Inc.                  High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 026874107)
                                        2000
                                        First Quarter....................     $   76.04    $   54.29     $ .033333
                                        Second Quarter...................         82.17        67.75       .033333
                                        Third Quarter....................         95.69        78.79          .037
                                        Fourth Quarter...................        103.69        90.13          .037
                                        2001
                                        First Quarter....................         96.88        75.12          .037
                                        Second Quarter...................         86.51        76.18          .037
                                        Third Quarter....................         87.06        67.05          .042
                                        Fourth Quarter...................         86.01        76.74          .042
                                        2002
                                        First Quarter....................         79.61        70.15          .042
                                        Second Quarter...................         75.26        62.84          .042
                                        Third Quarter....................         67.91        51.10          .047
                                        Fourth Quarter...................         67.89        52.45          .047
                                        2003
                                        First Quarter....................         63.50        44.47          .047
                                        Second Quarter...................         60.20        50.60          .047
                                        Third Quarter (through
                                           August 19, 2003)..............         64.70        55.54             -

                                        Historical prices with respect to the
                                        common stock of American International
                                        Group, Inc. have been adjusted for a
                                        3-for-2 stock split, which became
                                        effective in the third quarter of 2000.

                                        Bank of America Corporation             High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 060505104)
                                        2000
                                        First Quarter....................     $   54.63    $   42.63     $     .50
                                        Second Quarter...................         61.00        43.00           .50
                                        Third Quarter....................         57.00        45.00           .50
                                        Fourth Quarter...................         54.31        38.00           .56
                                        2001
                                        First Quarter....................         55.47        46.75           .56
                                        Second Quarter...................         61.94        49.59           .56
                                        Third Quarter....................         65.00        51.00           .56
                                        Fourth Quarter...................         64.99        52.15           .60
                                        2002
                                        First Quarter....................         69.18        58.85           .60
                                        Second Quarter...................         76.90        67.45           .60
                                        Third Quarter....................         71.94        57.90           .60
                                        Fourth Quarter...................         71.42        54.15           .64
                                        2003
                                        First Quarter....................         72.48        65.63           .64
                                        Second Quarter...................         79.89        68.00           .64
                                        Third Quarter (through
                                           August 19, 2003)..............         83.53        79.80             -

                                               Bank One Corporation             High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 06423A103)
                                        2000
                                        First Quarter...................     $   34.75    $   24.25     $     .42
                                        Second Quarter..................         36.88        26.56           .42
                                        Third Quarter...................         38.81        28.44           .42
                                        Fourth Quarter..................         37.69        31.88           .21
                                        2001
                                        First Quarter...................         39.85        33.49           .21
                                        Second Quarter..................         39.60        33.61           .21
                                        Third Quarter...................         38.95        28.00           .21
                                        Fourth Quarter..................         39.82        29.36           .21
                                        2002
                                        First Quarter...................         42.45        34.56           .21
                                        Second Quarter..................         42.53        37.02           .21
                                        Third Quarter...................         41.20        32.90           .21
                                        Fourth Quarter..................         40.05        32.59           .21
                                        2003
                                        First Quarter...................         38.70        33.94           .21
                                        Second Quarter..................         39.99        34.90           .21
                                        Third Quarter (through
                                           August 19, 2003).............         39.99        37.02             -

                                            Berkshire Hathaway Inc.             High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 084670207)
                                        2000
                                        First Quarter...................    $ 1,820.00   $ 1,370.00             -
                                        Second Quarter..................      1,964.00     1,732.00             -
                                        Third Quarter...................      2,070.00     1,727.00             -
                                        Fourth Quarter..................      2,354.00     1,784.00             -
                                        2001
                                        First Quarter...................      2,411.00     2,105.00             -
                                        Second Quarter..................      2,319.00     2,097.00             -
                                        Third Quarter...................      2,355.00     2,048.00             -
                                        Fourth Quarter..................      2,525.00     2,213.00             -
                                        2002
                                        First Quarter...................      2,499.00     2,328.00             -
                                        Second Quarter..................      2,606.00     2,234.00             -
                                        Third Quarter...................      2,518.00     2,000.00             -
                                        Fourth Quarter..................      2,490.00     2,262.00             -
                                        2003
                                        First Quarter...................      2,403.00     2,035.00             -
                                        Second Quarter..................      2,502.00     2,188.00             -
                                        Third Quarter (through
                                           August 19, 2003).............      2,528.40     2,368.00             -

                                                  Citigroup Inc.                High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 172967101)
                                        2000
                                        First Quarter...................    $    43.15   $    33.58     $     .12
                                        Second Quarter..................         46.95        39.48           .12
                                        Third Quarter...................         54.91        43.67           .14
                                        Fourth Quarter..................         53.05        43.60           .14

                                                  Citigroup Inc.                High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 172967101)
                                        2001
                                        First Quarter...................         52.51        37.87           .14
                                        Second Quarter..................         49.94        39.82           .14
                                        Third Quarter...................         49.88        33.91           .16
                                        Fourth Quarter..................         47.74        38.94           .16
                                        2002
                                        First Quarter...................         48.50        39.38           .16
                                        Second Quarter..................         46.12        34.51           .18
                                        Third Quarter...................         36.89        25.18           .18
                                        Fourth Quarter..................         38.97        26.73           .18
                                        2003
                                        First Quarter...................         37.93        31.42           .20
                                        Second Quarter..................         45.56        35.60           .20
                                        Third Quarter (through
                                           August 19, 2003).............         47.12        43.07           .35

                                        Historical prices with respect to the
                                        common stock of Citigroup Inc. have
                                        been adjusted for a 4-for-3 stock
                                        split, which became effective in the
                                        third quarter of 2000.

                                             FleetBoston Financial
                                                  Corporation                   High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 339030108)
                                        2000
                                        First Quarter...................    $    36.50   $    25.25     $     .30
                                        Second Quarter..................         42.00        33.13           .30
                                        Third Quarter...................         43.00        35.00           .30
                                        Fourth Quarter..................         39.63        32.13           .30
                                        2001
                                        First Quarter...................         43.64        34.39           .33
                                        Second Quarter..................         42.28        36.06           .33
                                        Third Quarter...................         39.73        32.65           .33
                                        Fourth Quarter..................         38.64        31.45           .33
                                        2002
                                        First Quarter...................         37.21        31.10           .35
                                        Second Quarter..................         36.60        30.70           .35
                                        Third Quarter...................         31.75        18.75           .35
                                        Fourth Quarter..................         27.49        17.75           .35
                                        2003
                                        First Quarter...................         27.64        21.98           .35
                                        Second Quarter..................         31.15        24.55           .35
                                        Third Quarter (through
                                           August 19, 2003).............         31.54        29.72             -

                                              Fifth Third Bancorp               High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 316773100)
                                        2000
                                        First Quarter...................    $    46.58   $    30.00     $     .16
                                        Second Quarter..................         47.71        39.17           .16
                                        Third Quarter...................         53.88        41.25           .18
                                        Fourth Quarter..................         60.50        46.38           .18

                                              Fifth Third Bancorp               High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 316773100)
                                        2001
                                        First Quarter...................         59.81        47.19           .18
                                        Second Quarter..................         62.65        50.06           .20
                                        Third Quarter...................         64.43        53.50           .20
                                        Fourth Quarter..................         62.81        53.69           .20
                                        2002
                                        First Quarter...................         69.40        60.12           .23
                                        Second Quarter..................         69.35        63.02           .23
                                        Third Quarter...................         68.09        58.68           .23
                                        Fourth Quarter..................         66.08        55.86           .26
                                        2003
                                        First Quarter...................         61.81        48.63           .26
                                        Second Quarter..................         60.18        47.73           .26
                                        Third Quarter (through
                                           August 19, 2003).............         58.71        52.77           .29

                                        Historical prices with respect to the
                                        common stock of Fifth Third Bancorp
                                        have been adjusted for a 3-for-2 stock
                                        split, which became effective in the
                                        third quarter of 2000.

                                             J.P. Morgan Chase & Co.            High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 46625H100)
                                        2000
                                        First Quarter...................    $    65.67   $    46.54     $ .273333
                                        Second Quarter..................         61.67        45.44           .32
                                        Third Quarter...................         57.81        44.63           .32
                                        Fourth Quarter..................         47.44        36.88           .32
                                        2001
                                        First Quarter...................         55.98        38.91           .32
                                        Second Quarter..................         50.60        40.39           .32
                                        Third Quarter...................         45.80        30.82           .34
                                        Fourth Quarter..................         40.38        32.44           .34
                                        2002
                                        First Quarter...................         39.14        28.19           .34
                                        Second Quarter..................         38.37        31.49           .34
                                        Third Quarter...................         32.59        18.34           .34
                                        Fourth Quarter..................         25.22        15.45           .34
                                        2003
                                        First Quarter...................         27.98        20.75           .34
                                        Second Quarter..................         36.09        24.23           .34
                                        Third Quarter (through
                                           August 19, 2003).............         37.30        32.76           .34

                                        Historical prices with respect to the
                                        common stock of J.P. Morgan Chase & Co.
                                        have been adjusted for a 3-for-2 stock
                                        split, which became effective in the
                                        second quarter of 2000.

                                                  MetLife, Inc.                 High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 59156R108)
                                        2000
                                        Second Quarter (beginning
                                           April 5, 2000)...............    $    21.31   $    14.25     $       -
                                        Third Quarter...................         27.19        19.81             -
                                        Fourth Quarter..................         36.50        23.75           .20

                                                  MetLife, Inc.                 High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 59156R108)
                                        2001
                                        First Quarter...................         34.88        26.05             -
                                        Second Quarter..................         32.38        28.50             -
                                        Third Quarter...................         31.88        25.20             -
                                        Fourth Quarter..................         31.68        25.65           .20
                                        2002
                                        First Quarter...................         33.30        28.67             -
                                        Second Quarter..................         34.58        28.00             -
                                        Third Quarter...................         29.58        22.76             -
                                        Fourth Quarter..................         28.41        20.75           .21
                                        2003
                                        First Quarter...................         29.34        24.01             -
                                        Second Quarter..................         29.20        26.61             -
                                        Third Quarter (through
                                           August 19, 2003).............         29.58        27.35             -

                                            Prudential Financial, Inc.          High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 744320102)
                                        2001
                                        Fourth Quarter (beginning
                                           December 21, 2001)...........    $    33.19   $    27.50     $       -
                                        2002
                                        First Quarter...................         32.09        30.05             -
                                        Second Quarter..................         35.75        31.05             -
                                        Third Quarter...................         32.99        27.35             -
                                        Fourth Quarter..................         32.10        25.50           .40
                                        2003
                                        First Quarter...................         33.93        27.56             -
                                        Second Quarter..................         34.50        29.84             -
                                        Third Quarter (through
                                           August 19, 2003).............         36.98        34.00             -

                                                  U.S. Bancorp                  High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 902973304)
                                        2000
                                        First Quarter...................    $    24.63   $    17.00     $   .1625
                                        Second Quarter..................         27.75        21.06         .1625
                                        Third Quarter...................         25.00        19.75         .1625
                                        Fourth Quarter..................         24.25        15.63         .1625
                                        2001
                                        First Quarter...................         25.63        19.25         .1625
                                        Second Quarter..................         23.49        20.86         .1875
                                        Third Quarter...................         25.02        19.38         .1875
                                        Fourth Quarter..................         22.70        16.81         .1875
                                        2002
                                        First Quarter...................         23.00        19.16         .1875
                                        Second Quarter..................         24.45        22.37          .195
                                        Third Quarter...................         22.70        18.02          .195
                                        Fourth Quarter..................         22.20        16.25          .195
                                        2003
                                        First Quarter...................         23.27        18.98          .195
                                        Second Quarter..................         24.97        19.30          .205
                                        Third Quarter (through
                                           August 19, 2003).............         25.39        23.40          .205

                                              Wachovia Corporation              High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 929903102)
                                        2000
                                        First Quarter...................    $    37.94   $    28.44     $     .48
                                        Second Quarter..................         38.88        24.81           .48
                                        Third Quarter...................         32.63        25.63           .48
                                        Fourth Quarter..................         34.31        24.00           .48
                                        2001
                                        First Quarter...................         34.09        27.81           .24
                                        Second Quarter..................         34.94        29.70           .24
                                        Third Quarter...................         36.38        27.95           .24
                                        Fourth Quarter..................         31.90        27.90           .24
                                        2002
                                        First Quarter...................         37.50        30.26           .24
                                        Second Quarter..................         39.50        35.98           .24
                                        Third Quarter...................         37.47        30.51           .26
                                        Fourth Quarter..................         37.43        28.75           .26
                                        2003
                                        First Quarter...................         38.69        32.72           .26
                                        Second Quarter..................         43.15        34.47           .29
                                        Third Quarter (through
                                          August 19, 2003)..............         44.71        40.61             -

                                            Washington Mutual, Inc.             High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 939322103)
                                        2000
                                        First Quarter...................    $    18.00   $    14.54     $     .18
                                        Second Quarter..................         21.75        16.42       .186667
                                        Third Quarter...................         27.04        20.13       .193333
                                        Fourth Quarter..................         37.25        25.25           .20
                                        2001
                                        First Quarter...................         36.50        29.38       .206667
                                        Second Quarter..................         39.39        32.78           .22
                                        Third Quarter...................         42.69        35.03           .23
                                        Fourth Quarter..................         39.10        28.56           .24
                                        2002
                                        First Quarter...................         35.39        31.60           .25
                                        Second Quarter..................         39.45        33.00           .26
                                        Third Quarter...................         38.50        30.98           .27
                                        Fourth Quarter..................         36.65        28.41           .28
                                        2003
                                        First Quarter...................         36.60        32.98           .29
                                        Second Quarter..................         43.90        35.68           .30
                                        Third Quarter (through
                                           August 19, 2003).............         42.75        37.84           .40

                                        Historical prices with respect to the
                                        common stock of Washington Mutual, Inc.
                                        have been adjusted for a 3-for-2 stock
                                        split, which became effective in the
                                        second quarter of 2001.

                                              Wells Fargo & Company             High          Low        Dividends
                                        ---------------------------------     --------     ---------     ---------
                                        (CUSIP 949746101)
                                        2000
                                        First Quarter...................    $    41.69    $   31.88      $    .22
                                        Second Quarter..................         47.75        38.31           .22
                                        Third Quarter...................         46.75        40.69           .22
                                        Fourth Quarter..................         55.75        41.69           .24
                                        2001
                                        First Quarter...................         53.94        44.00           .24
                                        Second Quarter..................         49.69        43.15           .24
                                        Third Quarter...................         47.75        42.45           .26
                                        Fourth Quarter..................         44.75        38.85           .26
                                        2002
                                        First Quarter...................         50.50        43.02           .26
                                        Second Quarter..................         53.21        48.30           .28
                                        Third Quarter...................         52.70        42.63           .28
                                        Fourth Quarter..................         51.02        43.53           .28
                                        2003
                                        First Quarter...................         48.84        44.15           .30
                                        Second Quarter..................         52.00        46.24           .30
                                        Third Quarter (through
                                           August 19, 2003).............         53.03        49.76           .45

                                        We make no representations as to the
                                        amount of dividends, if any, that the
                                        issuers of the Basket Stocks will pay
                                        in the future. In any event, as an
                                        investor in the BRIDGES, you will not
                                        be entitled to receive dividends, if
                                        any, that may be payable on the Basket
                                        Stocks.

                                            Historical Basket Values Graph

                                        The following graph shows the
                                        historical daily values for a basket
                                        composed of the Basket Stocks, assuming
                                        that the Exchange Ratios had been
                                        determined so that each Basket Stock
                                        would represent $.66667 of the Basket
                                        Value of $10 on August 19, 2003. The
                                        graph covers the period from December
                                        21, 2001 (the first date on which all
                                        the Basket Stocks were publicly traded)
                                        through August 19, 2003. In addition,
                                        an investment in the BRIDGES linked to
                                        the Basket at the beginning of the
                                        period presented below would not have
                                        produced the same results as shown in
                                        the graph because the Exchange Ratios
                                        would have been different. The
                                        historical performance of the Basket
                                        cannot be taken as an indication of its
                                        future performance.


                               [GRAPHIC OMITTED]


Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the BRIDGES will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the BRIDGES. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, hedged our
                                        anticipated exposure in connection with
                                        the BRIDGES by taking positions in the
                                        Basket Stocks. Such purchase activity
                                        could potentially have increased the
                                        prices of the Basket Stocks, and,
                                        therefore, the prices at which the

                                        Basket Stocks, on average, must close
                                        on the Determination Dates before you
                                        would receive at maturity a payment
                                        that exceeds the principal amount of
                                        the BRIDGES. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the BRIDGES, including on the
                                        Determination Dates, by purchasing and
                                        selling the Basket Stocks, futures or
                                        options contracts on the Basket Stocks
                                        or on the financial services industry
                                        or positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities. We cannot give any
                                        assurance that our hedging activities
                                        will not affect the prices of the
                                        Basket Stocks and, therefore, adversely
                                        affect the value of the BRIDGES or the
                                        payment that you will receive at
                                        maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of
                                        BRIDGES set forth on the cover of this
                                        pricing supplement. The Agent proposes
                                        initially to offer the BRIDGES directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement. The Agent may
                                        allow a concession not in excess of
                                        3.25% of the principal amount of the
                                        BRIDGES to other dealers, which may
                                        include Morgan Stanley & Co.
                                        International Limited and Bank Morgan
                                        Stanley AG. We expect to deliver the
                                        BRIDGES against payment therefor in New
                                        York, New York on August 22, 2003.
                                        After the initial offering of the
                                        BRIDGES, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        In order to facilitate the offering of
                                        the BRIDGES, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        BRIDGES. Specifically, the Agent may
                                        sell more BRIDGES than it is obligated
                                        to purchase in connection with the
                                        offering, creating a naked short
                                        position in the BRIDGES for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        BRIDGES in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the BRIDGES in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, BRIDGES or
                                        the individual Basket Stocks in the
                                        open market to stabilize the price of
                                        the BRIDGES. Any of these activities
                                        may raise or maintain the market price
                                        of the BRIDGES above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the BRIDGES. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the BRIDGES
                                        or possession
                                        or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the BRIDGES in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        BRIDGES, or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the BRIDGES, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the BRIDGES has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in each non-U.S. jurisdiction in
                                        which it purchases, offers, sells or
                                        delivers the BRIDGES or possesses or
                                        distributes this pricing supplement and
                                        the accompanying prospectus supplement
                                        and prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the BRIDGES under the
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the BRIDGES. We
                                        shall not have responsibility for the
                                        Agent's or any dealer's compliance with
                                        the applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The BRIDGES may not be offered or sold
                                        to the public in Brazil. Accordingly,
                                        the offering of the BRIDGES has not
                                        been submitted to the Comissao de
                                        Valores Mobiliarios for approval.
                                        Documents relating to this offering, as
                                        well as the information contained
                                        herein and therein, may not be supplied
                                        to the public as a public offering in
                                        Brazil or be used in connection with
                                        any offer for subscription or sale to
                                        the public in Brazil.

                                        Chile

                                        The BRIDGES have not been registered
                                        with the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the BRIDGES, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The BRIDGES may not be offered or sold
                                        in Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any
                                        advertisement, invitation or document
                                        relating to the BRIDGES, whether in
                                        Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to BRIDGES which are intended
                                        to be disposed of only to persons
                                        outside Hong Kong or only to
                                        "professional investors" within the
                                        meaning of the Securities and Futures
                                        Ordinance (Cap. 571) of Hong Kong and
                                        any rules made thereunder.

                                        Mexico

                                        The BRIDGES have not been registered
                                        with the National Registry of
                                        Securities maintained by the Mexican
                                        National Banking and Securities
                                        Commission and may not be offered or
                                        sold publicly in Mexico. This pricing
                                        supplement and the accompanying
                                        prospectus supplement and prospectus
                                        may not be publicly distributed in
                                        Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the
                                        BRIDGES may not be circulated or
                                        distributed, nor may the BRIDGES be
                                        offered or sold, or be made the subject
                                        of an invitation for subscription or
                                        purchase, whether directly or
                                        indirectly, to persons in Singapore
                                        other than under circumstances in which
                                        such offer, sale or invitation does not
                                        constitute an offer or sale, or
                                        invitation for subscription or
                                        purchase, of the BRIDGES to the public
                                        in Singapore.

ERISA Matters for Pension Plans and
Insurance Companies...................  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        BRIDGES. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        BRIDGES are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any of their
                                        affiliates is a service provider,
                                        unless the BRIDGES are acquired
                                        pursuant to an exemption from the
                                        "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the BRIDGES.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the BRIDGES may not be purchased or
                                        held by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the BRIDGES will be deemed
                                        to have represented, in its corporate
                                        and fiduciary capacity, by its purchase
                                        and holding thereof that it either (a)
                                        is not a Plan or a Plan Asset Entity
                                        and is not purchasing such securities
                                        on behalf of or with "plan assets" of
                                        any Plan or (b) is eligible for
                                        exemptive relief or such purchase or
                                        holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the BRIDGES on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless
                                        subject to investment restrictions
                                        under the terms of applicable local
                                        law. Such restrictions may preclude the
                                        purchase of the BRIDGES.

                                        Purchasers of the BRIDGES have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        BRIDGES do not violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S.
                                        federal income tax consequences to
                                        initial investors in the BRIDGES
                                        purchasing the BRIDGES at the Issue
                                        Price, who will hold the BRIDGES as
                                        capital assets within the meaning of
                                        Section 1221 of the Code. Unless
                                        otherwise specifically indicated, this
                                        summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This discussion does not describe all
                                        of the U.S. federal income tax
                                        consequences that may be relevant to an
                                        investor in light of its particular
                                        circumstances or to investors that are
                                        subject to special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers and certain traders in
                                             securities or foreign currencies;
                                        o    investors holding BRIDGES as part
                                             of a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;
                                        o    corporations that are treated as
                                             foreign personal holding
                                             companies, controlled foreign
                                             corporations or passive foreign
                                             investment companies;
                                        o    Non-U.S. Holders, as defined
                                             below, that are owned or
                                             controlled by persons subject to
                                             U.S. federal income tax;
                                        o    Non-U.S. Holders for whom income
                                             or gain in respect of a BRIDGES is
                                             effectively connected with a trade
                                             or business in the United States;
                                             and
                                        o    Non-U.S. Holders who are
                                             individuals having a "tax home"
                                             (as defined in Section 911(d)(3)
                                             of the Code) in the United States.

                                        If you are considering purchasing the
                                        BRIDGES, you are urged to consult your
                                        own tax advisor with regard to the
                                        application of the U.S. federal income
                                        tax laws to your particular situation
                                        as well as any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the BRIDGES. As used
                                        herein, the
                                        term "U.S. Holder" means a beneficial
                                        owner of a BRIDGES that is for U.S.
                                        federal income tax purposes:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The BRIDGES will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        U.S. Holders should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a full description of the U.S.
                                        federal income tax consequences of
                                        ownership and disposition of a
                                        contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the BRIDGES on a
                                        constant yield basis in each year that
                                        they hold the BRIDGES, despite the fact
                                        that no stated interest will actually
                                        be paid on the BRIDGES. As a result,
                                        U.S. Holders will be required to pay
                                        taxes annually on the amount of accrued
                                        OID, even though no cash is paid on the
                                        BRIDGES from which to pay such taxes.
                                        In addition, any gain recognized by
                                        U.S. Holders on the sale or exchange,
                                        or at maturity, of the BRIDGES will
                                        generally be treated as ordinary
                                        income.

                                        The rate of accrual of OID on the
                                        BRIDGES is the yield at which we would
                                        issue a fixed rate debt instrument with
                                        terms similar to those of the BRIDGES
                                        (the "comparable yield"), and is
                                        determined at the time of the issuance
                                        of the BRIDGES. We have determined that
                                        the "comparable yield" is an annual
                                        rate of 4.6419% compounded annually.
                                        Based on our determination of the
                                        comparable yield, the "projected
                                        payment schedule" for a BRIDGES
                                        (assuming each BRIDGES has an issue
                                        price of $10 for U.S. federal income
                                        tax purposes) consists of a projected
                                        amount equal to $13.15 due at maturity.

                                        The following table states the amount
                                        of OID that will be deemed to have
                                        accrued with respect to a BRIDGES
                                        during each accrual period, based upon
                                        our determination of the comparable
                                        yield and the projected payment
                                        schedule:

                                                                                           TOTAL OID
                                                                                           DEEMED TO
                                                                               OID        HAVE ACCRUED
                                                                            DEEMED TO    FROM ORIGINAL
                                                                              ACCRUE    ISSUE DATE (PER
                                                                              DURING     BRIDGES) AS OF
                                                                             ACCRUAL        END OF
                                                                            PERIOD (PER     ACCRUAL
                                        ACCRUAL PERIOD                        BRIDGES)      PERIOD
                                        --------------                      -----------  --------------
                                        Original Issue Date through
                                            December 31, 2003.............  $      .17    $       .17
                                        January 1, 2004 through
                                            December 31, 2004.............  $      .47    $       .64
                                        January 1, 2005 through
                                            December 31, 2005.............  $      .49    $      1.13
                                        January 1, 2006 through
                                            December 31, 2006.............  $      .52    $      1.65
                                        January 1, 2007 through
                                            December 31, 2007.............  $      .54    $      2.19
                                        January 1, 2008 through
                                            December 31, 2008.............  $      .57    $      2.76
                                        January 1, 2009 through
                                            August 30, 2009...............  $      .39    $      3.15

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' OID
                                        accruals and adjustments in respect of
                                        the BRIDGES, and we make no
                                        representation regarding the actual
                                        amounts of payments on a BRIDGES.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of a BRIDGES that is
                                        for U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of a BRIDGES.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on a BRIDGES by us or a paying agent to
                                        a Non-U.S. Holder and gain realized by
                                        a Non-U.S. Holder on the sale, exchange
                                        or other disposition of a BRIDGES, will
                                        not be subject to U.S. federal income
                                        or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                             and
                                        o    the certification required by
                                             Section 871(h) or Section 881(c)
                                             of the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax
                                        in respect of payments on the BRIDGES
                                        that are, for U.S. federal income tax
                                        purposes, treated as interest, the
                                        beneficial owner of a BRIDGES certifies
                                        on Internal Revenue Service Form
                                        W-8BEN, under penalties of perjury,
                                        that it is not a "United States person"
                                        within the meaning of Section
                                        7701(a)(30) of the Code. If you are a
                                        prospective investor, you are urged to
                                        consult your own tax advisor regarding
                                        the reporting requirements, including
                                        reporting requirements for foreign
                                        partnerships and their partners.

                                        Estate Tax. Subject to benefits
                                        provided by an applicable estate tax
                                        treaty, a BRIDGES held by an individual
                                        who is a Non-U.S. Holder will not be
                                        subject to U.S. federal estate tax upon
                                        the individual's death unless, at such
                                        time, interest payments on the BRIDGES
                                        would have been:

                                        o    subject to U.S. federal
                                             withholding tax without regard to
                                             the W-8BEN certification
                                             requirement described above, not
                                             taking into account an elimination
                                             of such U.S. federal withholding
                                             tax due to the application of an
                                             income tax treaty; or
                                        o    effectively connected to the
                                             conduct by the holder of a trade
                                             or business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the BRIDGES at maturity
                                        as well as in connection with the
                                        proceeds from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.